--------------------------------------------------------------------------------
                                                     AUGUST 1, 2000 | PROSPECTUS
--------------------------------------------------------------------------------


J.P. MORGAN U.S. EQUITY FUNDS - ADVISOR SERIES

U.S. Equity Fund - Advisor Series
U.S. Small Company Fund - Advisor Series
U.S. Small Company Opportunities Fund - Advisor Series



                                        ----------------------------------------
                                        Seeking to outperform U.S. stock markets over the long term through a disciplined management approach

This prospectus contains essential information for anyone investing in these funds. Please read it carefully and keep it for reference.

As with all mutual funds, the fact that these shares are registered with the Securities and Exchange Commission does not mean that the commission approves them or guarantees that the information in this prospectus is correct or adequate. It is a criminal offense for anyone to state or suggest otherwise.

Distributed by Funds Distributor, Inc.                                  JPMorgan

CONTENTS
--------------------------------------------------------------------------------

1 | Each fund's goal, principal strategies, principal risks, performance and expenses

J.P. MORGAN U.S. EQUITY FUNDS - ADVISOR SERIES
J.P. Morgan U.S. Equity Fund - Advisor Series ...............................  1
J.P. Morgan U.S. Small Company Fund - Advisor Series ........................  3
J.P. Morgan U.S. Small Company Opportunities Fund - Advisor Series ..........  5

7 | Principles and techniques common to the funds in this prospectus

U.S. EQUITY MANAGEMENT APPROACH
J.P. Morgan .................................................................  7
J.P. Morgan U.S. Equity Funds - Advisor Series ..............................  7
The spectrum of U.S. Equity Funds ...........................................  7
Who may want to invest ......................................................  7
U.S. equity investment process ..............................................  8

9 | Investing in the J.P. Morgan U.S. Equity Funds - Advisor Series

YOUR INVESTMENT
Investing through service organizations .....................................  9
Account and transaction policies ............................................  9
Dividends and distributions .................................................  9
Tax considerations .......................................................... 10

11 | More about risk and the funds' business operations

FUND DETAILS
Business structure .......................................................... 11
Management and administration ............................................... 11
Risk and reward elements .................................................... 12

FOR MORE INFORMATION ...............................................  back cover

J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES

[GRAPHIC OMITTED]
RISK/RETURN SUMMARY
For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see page 12.

[GRAPHIC OMITTED]
GOAL
The fund's goal is to provide high total return from a portfolio of selected equity securities. This goal can be changed without shareholder approval.

[GRAPHIC OMITTED]
INVESTMENT APPROACH
Principal Strategies
The fund invests primarily in large- and medium-capitalization U.S. companies. Industry by industry, the fund's weightings are similar to those of the Standard & Poor's 500 Stock Index (S&P 500). The fund can moderately underweight or overweight industries when it believes it will benefit performance.

Within each industry, the fund focuses on those stocks that are ranked as most undervalued according to the investment process described on page 8. The fund generally considers selling stocks that appear overvalued.

Principal Risks
The value of your investment in the fund will fluctuate in response to movements in the stock market. Fund performance will also depend on the effectiveness of J.P. Morgan's research and the management team's stock picking decisions.

By emphasizing undervalued stocks, the fund seeks to produce returns that exceed those of the S&P 500. At the same time, by controlling the industry weightings of the fund so they can differ only moderately from the industry weightings of the S&P 500, the fund seeks to limit its volatility to that of the overall market, as represented by this index.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

REGISTRANT: J.P. MORGAN INSTITUTIONAL FUNDS
(J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES)


PORTFOLIO MANAGEMENT
The fund's assets are managed by J.P. Morgan, which currently manages approximately $369 billion, including more than $16 billion using similar strategies as the fund.

The portfolio management team is comprised of 23 research analysts, who select stocks in their respective sectors using the investment process described on page 8. Henry D. Cavanna, managing director, and Bradford L. Frishberg, vice president, oversee the portfolio and manage its cash flows. Mr. Cavanna joined the team in February of 1998, and has been at J.P. Morgan since 1971. He served as manager of U.S. equity portfolios prior to managing the fund. Mr. Frishberg has been at J.P. Morgan since 1996 and is a portfolio manager in the equity and balanced groups. Prior to joining J.P. Morgan, he managed portfolios for Aetna Investment Management in Hong Kong.


--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing its assets in a master portfolio, which is another fund with the same goal.

o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


1 | J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES

--------------------------------------------------------------------------------
PERFORMANCE OF A RELATED FUND (unaudited)
Shares of the fund have not previously been offered. Accordingly, the bar chart and table shown below provide some indication of the risks of investing in the fund because returns reflect performance of the J.P. Morgan U.S. Equity Fund, a related fund investing in the same master portfolio.

The bar chart indicates some of the risks by showing changes in the performance of the J.P. Morgan U.S. Equity Fund's shares from year to year for each of the fund's last 10 calendar years.

The table indicates some of the risks by showing how the J.P. Morgan U.S. Equity Fund's average annual returns for the past one, five and ten years compare to those of the S&P 500 Index. This is a widely recognized, unmanaged index of U.S. stocks used as a measure of overall U.S. stock market performance.

The J.P. Morgan U.S. Equity Fund's past performance does not necessarily indicate how the fund will perform in the future.


Year-by-year total return (%)                                              Shows changes in returns by calendar
year(1,2)
-----------------------------------------------------------------------------------------------------------------------------------
                 1990      1991        1992         1993        1994         1995        1996         1997
1998        1999
40%
                           34.12
                                                                            32.48
30%
                                                                                                     28.41
                                                                                        21.06                   24.45
20%

14.69
                                                    11.02
10%
                                       8.73

0%              1.38
-----------------------------------------------------------------------------------------------------------------------------------
                                                                (0.61)
(10%)

[ ]  J.P. Morgan U.S. Equity Fund


J.P. Morgan U.S. Equity Fund's year-to-date total return as of June 30, 2000 was 1.02%.

For the period covered by this year-by-year total return chart, the J.P. Morgan U.S. Equity Fund's highest quarterly return was 21.33% (for the quarter ended 12/31/98); and the lowest quarterly return was -11.83% (for the quarter ended 9/30/90).



Average annual total return (%)                            Shows performance over time, for periods ended December
31, 1999(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                            Past 1 yr.           Past 5
yrs.          Past 10 yrs.
J.P. Morgan U.S. Equity Fund (after expenses)                                 14.69
24.07                16.97
-----------------------------------------------------------------------------------------------------------------------------------
S&P 500 Index  (no expenses)                                                  21.04
28.55                18.21
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTOR EXPENSES
The estimated expenses of the fund before and after reimbursement are shown at right. The fund has no redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------
Management fees                                                            0.40
Distribution (Rule 12b-1) fees(4)                                          0.25
Service fees(5)                                                            0.25
Other expenses                                                             0.28
--------------------------------------------------------------------------------
Total annual fund
operating expenses                                                         1.18
Fee waiver and expense
reimbursement(6)                                                          (0.13)
--------------------------------------------------------------------------------
Net expenses(6)                                                            1.05
--------------------------------------------------------------------------------

Expense example(6)
--------------------------------------------------------------------------------
The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 8/1/2000 through 9/30/2001, total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                                    1 yr.               3 yrs.
Your cost($)                                         107                 358
--------------------------------------------------------------------------------

(1) These returns reflect lower operating expenses than those of the fund. Therefore, the fund's returns would have been lower had the fund existed during the same period.


(2) The fund's fiscal year end is 5/31.

(3) The fund has a master/feeder structure as described on page 11. This table shows the fund's estimated expenses and its estimated share of master portfolio expenses for the current fiscal year, expressed as a percentage of the fund's estimated average net assets.


(4) The plan under Rule 12b-1 (described on page 11) allows such fees to be paid out of the fund's assets on an ongoing basis. Over time, these fees will increase the cost of your invest- ment and may cost you more than paying other types of sales charges.

(5) Service organizations (described on page 9) may charge other fees to their customers who are beneficial owners of shares in connection with their customers' accounts. Such fees, if any, may affect the return such customers realize with respect to their investments.

(6) Reflects an agreement dated 8/1/00 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent expenses (excluding extraordinary expenses) exceed 1.05% of the fund's average daily net assets through 9/30/01.


                               J.P. MORGAN U.S. EQUITY FUND - ADVISOR SERIES | 2

J.P. MORGAN U.S. SMALL COMPANY FUND - ADVISOR SERIES
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
RISK/RETURN SUMMARY
For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see page 12.

[GRAPHIC OMITTED]
GOAL
The fund's goal is to provide high total return from a portfolio of small company stocks. This goal can be changed without shareholder approval.

[GRAPHIC OMITTED]
INVESTMENT APPROACH
Principal Strategies
The fund invests primarily in small and medium sized U.S. companies whose market capitalizations are greater than $100 million and less than $2 billion. Industry by industry, the fund's weightings are similar to those of the Russell 2000 Index. The fund can moderately underweight or overweight industries when it believes it will benefit performance.

Within each industry, the fund focuses on those stocks that are ranked as most undervalued according to the process described on page 8. The fund generally considers selling stocks that appear overvalued or have grown into large-cap stocks.

Principal Risks
The value of your investment in the fund will fluctuate in response to movements in the stock market. Fund performance will also depend on the effectiveness of J.P. Morgan's research and the management team's stock picking decisions.

Small-cap stocks have historically offered higher long-term growth than large-cap stocks, and have also involved higher risks. The fund's small-cap emphasis means it is likely to be more sensitive to economic news and is likely to fall further in value during broad market downturns. The fund pursues returns that exceed those of the Russell 2000 Index while seeking to limit its volatility relative to this index.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

REGISTRANT: J.P. MORGAN INSTITUTIONAL FUNDS
(J.P. MORGAN U.S. SMALL COMPANY FUND - ADVISOR SERIES)


PORTFOLIO MANAGEMENT
The fund's assets are managed by J.P. Morgan, which currently manages approximately $369 billion, including more than $3 billion using similar strategies as the fund.

The portfolio management team is led by Marian U. Pardo, managing director, Alexandra F. Wells, vice president, and Daniel J. Anniello, vice president. Ms. Pardo has been at J.P. Morgan since 1968, except for five months in 1998 when she was president of a small investment management firm. Prior to managing the fund, Ms. Pardo managed small and large cap equity portfolios, equity and convertible funds, and several institutional portfolios. Ms.Wells joined the team in March 1998 and has been with J.P. Morgan since 1992. Prior to managing the fund, Ms. Wells managed large cap equity portfolios, and prior to that served as an equity research analyst. Mr. Anniello has been a small company portfolio manager since 2000 and employed by J.P. Morgan since 1997. Prior to joining J.P. Morgan, Mr. Anniello worked at Warburg Pincus Asset Management and the U.S. Securities and Exchange Commission.


--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:


o The fund seeks to achieve its goal by investing its assets in a master portfolio, which is another fund with the same goal.


o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


3 | J.P. MORGAN U.S. SMALL COMPANY FUND - ADVISOR SERIES

--------------------------------------------------------------------------------
PERFORMANCE OF A RELATED FUND (unaudited)
Shares of the fund have not previously been offered. Accordingly, the bar chart and table shown below provide some indication of the risks of investing in the fund because returns reflect performance of the J.P. Morgan U.S. Small Company Fund, a related fund investing in the same master portfolio.

The bar chart indicates some of the risks by showing changes in the performance of the J.P. Morgan U.S. Small Company Fund's shares from year to year for each of the fund's last 10 calendar years.

The table indicates some of the risks by showing how the J.P. Morgan U.S. Small Company Fund's average annual returns for the past one, five and ten years compare to those of the Russell 2000 Index. This is a widely recognized, unmanaged index of small cap U.S. stocks used as a measure of overall U.S. small company stock market performance.

The J.P. Morgan U.S. Small Company Fund's past performance does not necessarily indicate how the fund will perform in the future.



Year-by-year total return (%)                                              Shows changes in returns by calendar
year(1,2)
-----------------------------------------------------------------------------------------------------------------------------------
               1990         1991        1992         1993        1994         1995        1996         1997
1998        1999

60%
                            59.59

44.00
                                                                              31.86
30%
                                                                                          20.75        22.75
                                       18.98
                                                     8.58
0%
-----------------------------------------------------------------------------------------------------------------------------------
                                                                (5.89)
(5.49)

            (24.34)
(30%)

[ ]  J.P. Morgan U.S. Small Company Fund


J.P. Morgan U.S. Small Company Fund's year-to-date total return as of June 30, 2000 was 0.48%.

For the period covered by this year-by-year total return chart, the J.P. Morgan U.S. Small Company Fund's highest quarterly return was 34.68% (for the quarter ended 12/31/99); and the lowest quarterly return was -30.03% (for the quarter ended 9/30/90).



Average annual total return (%)                             Shows performance over time, for periods ended December
31, 1999(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                              Past 1 yr.          Past 5
yrs.         Past 10 yrs.
J.P. Morgan U.S. Small Company Fund (after expenses)                            44.00
21.61               14.59
-----------------------------------------------------------------------------------------------------------------------------------
Russell 2000 Index  (no expenses)                                               21.50
18.92               15.39
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTOR EXPENSES
The estimated expenses of the fund before and after reimbursement are shown at right. The fund has no redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------
Management fees                                                            0.60
Distribution (Rule 12b-1) fees(4)                                          0.25
Service fees(5)                                                            0.25
Other expenses                                                             0.27
--------------------------------------------------------------------------------
Total annual fund
operating expenses                                                         1.37
Fee waiver and expense
reimbursement(6)                                                          (0.12)
--------------------------------------------------------------------------------
Net expenses(6)                                                            1.25
--------------------------------------------------------------------------------

Expense example(6)
--------------------------------------------------------------------------------
The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 8/1/00 through 9/30/01, total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                                        1 yr.            3 yrs.
Your cost($)                                             127              418
--------------------------------------------------------------------------------

(1) These returns reflect lower operating expenses than those of the fund. Therefore, the fund's returns would have been lower had the fund existed during the same period.


(2) The fund's fiscal year end is 5/31.


(3) The fund has a master/feeder structure as described on page 11. This table shows the fund's estimated expenses and its estimated share of master portfolio expenses for the current fiscal year, expressed as a percentage of the fund's estimated average net assets.

(4) The plan under Rule 12b-1 (described on page 11) allows such fees to be paid out of the fund's assets on an ongoing basis. Over time, these fees will increase the cost of your invest- ment and may cost you more than paying other types of sales charges.

(5) Service organizations (described on page 9) may charge other fees to their customers who are beneficial owners of shares in connection with their customers' accounts. Such fees, if any, may affect the return such customers realize with respect to their investments.

(6) Reflects an agreement dated 8/1/00 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent expenses (excluding extraordinary expenses) exceed 1.25% of the fund's average daily net assets through 9/30/01.


                        J.P. MORGAN U.S. SMALL COMPANY FUND - ADVISOR SERIES | 4

J.P. MORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND - ADVISOR SERIES
--------------------------------------------------------------------------------

[GRAPHIC OMITTED]
RISK/RETURN SUMMARY
For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see page 12.

[GRAPHIC OMITTED]
GOAL
The fund's goal is to provide long-term growth from a portfolio of small company growth stocks. This goal can be changed without shareholder approval.

[GRAPHIC OMITTED]
INVESTMENT APPROACH
Principal Strategies
The fund invests primarily in stocks of small U.S. companies whose market capitalization is greater than $150 million and less than $1.25 billion when purchased. While the fund holds stocks in many industries to reduce the impact of poor performance in any one sector, it tends to emphasize industries with higher growth potential and does not track the sector weightings of the overall small company stock market.

In searching for companies, the fund combines the approach described on page 8 with a growth-oriented approach that focuses on each company's business strategies and its competitive environment. The fund seeks to buy stocks when they are undervalued or fairly valued and are poised for long-term growth. Stocks become candidates for sale when they appear overvalued or when the company is no longer a small-cap company, but the fund may also continue to hold them if it believes further substantial growth is possible.

Principal Risks
The value of your investment in the fund will fluctuate in response to movements in the stock market. Fund performance will also depend on the effectiveness of J.P. Morgan's research and the management team's stock picking decisions.

Small-cap stocks have historically offered higher long-term growth than medium- or large-cap stocks, and have also involved higher risks. The fund's small-cap emphasis means it is likely to be more sensitive to economic news and is likely to fall further in value during broad market downturns. Because the fund seeks to outperform the Russell 2000 Growth Index while not tracking its industry weightings, investors should expect higher volatility compared to this index or to more conservatively managed small-cap funds.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

REGISTRANT: J.P. MORGAN INSTITUTIONAL FUNDS
(J.P. MORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND - ADVISOR SERIES)


PORTFOLIO MANAGEMENT
The fund's assets are managed by J.P. Morgan, which currently manages approximately $369 billion, including more than $1.2 billion using similar strategies as the fund.

The portfolio management team is led by Marian U. Pardo, managing director, Saira Durcanin, vice president and CFA, and Carolyn Jones, associate. Ms. Pardo has been at J.P. Morgan since 1968, except for five months in 1998 when she was president of a small investment management firm. Prior to managing the fund, Ms. Pardo managed small and large cap equity portfolios, equity and convertible funds, and several institutional portfolios. Ms. Durcanin has been with J.P. Morgan since July 1995 as a small company equity analyst and portfolio manager after graduating from the University of Wisconsin with an M.S. in finance. Ms. Jones has been with J.P. Morgan since July 1998. Prior to managing this fund, Ms. Jones served as a portfolio manager in J.P. Morgan's private banking group and as a product specialist at Merrill Lynch Asset Management.


--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:


o The fund seeks to achieve its goal by investing its assets in a master portfolio, which is another fund with the same goal.


o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


5 | J.P. MORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND - ADVISOR SERIES

--------------------------------------------------------------------------------
PERFORMANCE OF A RELATED FUND (unaudited)
Shares of the fund have not previously been offered. Accordingly, the bar chart and table shown below provide some indication of the risks of investing in the fund because returns reflect performance of the J.P. Morgan U.S. Small Company Opportunities Fund, a related fund investing in the same master portfolio.

The bar chart indicates some of the risks by showing changes in the performance of the J.P. Morgan U.S. Small Company Opportunities Fund's shares from year to year for each of the last two calendar years.

The table indicates some of the risks by showing how the J.P. Morgan U.S. Small Company Opportunities Fund's average annual returns for the past year and for its life compare to those of the Russell 2000 Growth Index. This is a widely recognized, unmanaged index of small cap U.S. growth stocks used as a measure of overall U.S. small cap growth stock performance.

The J.P. Morgan U.S. Small Company Opportunities Fund's past performance does not necessarily indicate how the fund will perform in the future.



Total return (%)               Shows changes in returns by calendar year(1,2,3)
--------------------------------------------------------------------------------
                                         1998                1999

80%

                                                             61.63
60%


40%


20%

                                        5.21
0%
--------------------------------------------------------------------------------

[ ]  J.P. Morgan U.S. Small Company Opportunities Fund


J.P. Morgan U.S. Small Company Opportunities Fund year-to-date total return as of June 30, 2000 was 1.43%.

For the period covered by this total return chart, the J.P. Morgan U.S. Small Company Opportunities Fund's highest quarterly return was 42.58% (for the quarter ended 12/31/99); and the lowest quarterly return was -20.19% (for the quarter ended 9/30/98).



Average annual total return (%)                        Shows performance over time, for periods ended December 31,
1999(1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Past 1 yr.                 Life
of fund(1,2)
J.P. Morgan U.S. Small Company Opportunities Fund (after expenses)                     61.63
30.85
-----------------------------------------------------------------------------------------------------------------------------------
Russell 2000 Growth Index  (no expenses)                                               43.09
19.31
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
INVESTOR EXPENSES
The estimated expenses of the fund before and after reimbursement are shown at right. The fund has no redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

Annual fund operating expenses(4) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------
Management fees                                                            0.60
Distribution (Rule 12b-1) fees(5)                                          0.25
Service fees(6)                                                            0.25
Other expenses                                                             0.27
--------------------------------------------------------------------------------
Total annual fund
operating expenses                                                         1.37
Fee waiver and expense
reimbursement(7)                                                          (0.12)
--------------------------------------------------------------------------------
Net expenses(7)                                                            1.25
--------------------------------------------------------------------------------

Expense example
--------------------------------------------------------------------------------
The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 8/1/00 through 9/30/01, total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                                 1 yr.                3 yrs.
Your cost($)                                      127                  418
--------------------------------------------------------------------------------

(1) These returns reflect lower operating expenses than those of the fund. Therefore, the fund's returns would have been lower had the fund existed during the same period.

(2) The U.S. Small Company Opportunities Fund commenced operations on 6/16/97 and returns reflect performance of the U.S. Small Company Opportunities Fund from 6/30/97.


(3) The fund's fiscal year end is 5/31.


(4) The fund has a master/feeder structure as described on page 11. This table shows the fund's estimated expenses and its estimated share of master portfolio expenses for the current fiscal year, expressed as a percentage of the fund's estimated average net assets.

(5) The plan under Rule 12b-1 (described on page 11) allows such fees to be paid out of the fund's assets on an ongoing basis. Over time, these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

(6) Service organizations (described on page 9) may charge other fees to their customers who are beneficial owners of shares in connection with their customers' accounts. Such fees, if any, may affect the return such customers realize with respect to their investments.

(7) Reflects an agreement dated 8/1/00 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent expenses (excluding extraordinary expenses) exceed 1.25% of the fund's average daily net assets through 9/30/01.


          J.P. MORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND - ADVISOR SERIES | 6

U.S. EQUITY MANAGEMENT APPROACH
--------------------------------------------------------------------------------


J.P. MORGAN
Known for its commitment to proprietary research and its disciplined investment strategies, J.P. Morgan is the asset management choice for many of the world's most respected corporations, financial institutions, governments, and individuals. Today, J.P. Morgan employs approximately 420 analysts and portfolio managers around the world and has approximately $369 billion in assets under management, including assets managed by the funds' advisor, J.P. Morgan Investment Management Inc.


J.P. MORGAN U.S. EQUITY FUNDS - ADVISOR SERIES
These funds invest primarily in U.S. stocks either directly or through another fund. As a shareholder, you should anticipate risks and rewards beyond those of a typical bond fund or a typical balanced fund.

THE SPECTRUM OF U.S. EQUITY FUNDS
The funds described in this prospectus pursue a range of goals and offer varying degrees of risk and potential reward. Differences between these funds include:

o  how much emphasis they give to the most undervalued stocks

o  how closely they follow the industry weightings of their benchmarks

o  how many securities they typically maintain in their portfolios

o  the size or market capitalization of the companies in which they invest

o  whether they focus on before-tax or after-tax returns

The table below shows degrees of the relative risk and return that these funds potentially offer. These and other distinguishing features of each U.S. equity fund are described on the following pages.

--------------------------------------------------------------------------------
Who May Want To Invest

The funds are designed for investors who:

o are pursuing a long-term goal such as retirement

o want to add an investment with growth potential to further diversify a portfolio

o want funds that seek to outperform the markets in which they each invest over the long term

The funds are not designed for investors who:

o want funds that pursue market trends or focus only on particular industries or sectors

o require regular income or stability of principal

o are pursuing a short-term goal or investing emergency reserves


Potential risk and return

                                The positions of the funds in this graph reflect long-term performance goals only and are relative, not absolute.

R                        U.S. Small Company Opportunities Fund o
e
t
u             U.S. Small Company Fund o
r
n
                    o U.S. Equity Fund



--------------------------------------------------------------------------------
                                Risk



7 | U.S. EQUITY MANAGEMENT APPROACH

--------------------------------------------------------------------------------



[GRAPHIC OMITTED]
J.P. Morgan analysts develop proprietary fundamental research


[GRAPHIC OMITTED]
Stocks in each industry are ranked
with the help of models

[GRAPHIC OMITTED]
Using research and valuations,
each fund's management team
chooses stocks for its fund

U.S. EQUITY INVESTMENT PROCESS
The J.P. Morgan U.S. equity funds invest primarily in U.S. stocks.

While each fund follows its own strategy, the funds as a group share a single investment philosophy. This philosophy, developed by the funds' advisor, focuses on stock picking while largely avoiding sector or market-timing strategies.

In managing the funds, J.P. Morgan employs a three-step process:

Research J.P. Morgan takes an in-depth look at company prospects over a relatively long period -- often as much as five years -- rather than focusing on near-term expectations. This approach is designed to provide insight into a company's real growth potential. J.P. Morgan's in-house research is developed by an extensive worldwide network of over 125 career equity analysts. The team of analysts dedicated to U.S. equities includes more than 20 members, with an average of over ten years of experience.

Valuation The research findings allow J.P. Morgan to rank the companies in each industry group according to their relative value. The greater a company's estimated worth compared to the current market price of its stock, the more undervalued the company. The valuation rankings are produced with the help of a variety of models that quantify the research team's findings.

Stock selection Each fund buys and sells stocks according to its own policies, using the research and valuation rankings as a basis. In general, each management team buys stocks that are identified as undervalued and considers selling them when they appear overvalued. Along with attractive valuation, the funds' managers often consider a number of other criteria:

o catalysts that could trigger a rise in a stock's price

o high potential reward compared to potential risk

o temporary mispricings caused by market overreactions.





                                            U.S. EQUITY MANAGEMENT APPROACH | 8

YOUR INVESTMENT
--------------------------------------------------------------------------------
INVESTING THROUGH A SERVICE ORGANIZATION
Investors may only purchase, exchange and redeem shares of a fund with the assistance of a service organization. Your service organization is paid by the fund to assist you in establishing your fund account, executing transactions, and monitoring your investment. The minimum amount for initial investments in each fund is $2,500 and for additional investments $500, although these minimums may be less for some investors. Service organizations may provide the following services in connection with their customers' investments in a fund:

o  Acting, directly or through an agent, as the sole shareholder of record

o  Maintaining account records for customers

o  Processing orders to purchase, redeem or exchange shares for customers

o  Responding to inquiries from shareholders

o  Assisting customers with investment procedures

ACCOUNT AND TRANSACTION POLICIES
Business days and NAV calculations The funds' regular business days and hours are the same as those of the New York Stock Exchange (NYSE). Each fund calculates its net asset value per share (NAV) every business day as of the close of trading on the NYSE (normally 4:00 p.m. eastern time). The funds' securities are typically priced using market quotes or pricing services. When these methods are not available or do not represent a security's value at the time of pricing (e.g., when an event occurs after the close of trading that would materially impact a security's value), the security is valued in accordance with the fund's fair valuation procedures.

Timing of orders Orders to buy or sell shares are executed at the next NAV calculated after the order has been accepted. Orders are accepted until the close of trading on the NYSE every business day and are executed the same day, at that day's NAV. A fund has the right to suspend redemption of shares as permitted by law and to postpone payment of proceeds for up to seven days.

Timing of settlements When you buy shares, you will become the owner of record when a fund receives your payment, generally the day following execution. When you sell shares, cash proceeds are generally available the day following execution and will be forwarded according to your instructions.

When you sell shares that you recently purchased by check, your order will be executed at the next NAV but the proceeds may not be available until your check clears. This may take up to 15 days.

Redemption in kind Each fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

Statements and reports You will receive from your service organization account statements and confirmation of each purchase or sale of shares. Every six months each fund sends out an annual or semi-annual report containing information on its holdings and a discussion of recent and anticipated market conditions and fund performance.

Accounts with below-minimum balances If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), each fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, each fund reserves the right to close out your account and send the proceeds to the address of record.

DIVIDENDS AND DISTRIBUTIONS
Income dividends are typically paid four times a year for U.S. Equity and twice a year for the U.S. Small Company and U.S. Small Company Opportunities funds.

Each fund typically makes capital gains distributions, if any, once a year. However, a fund may make more or fewer payments in a given year, depending on its investment results and tax compliance situation. Dividends and distributions consist of substantially all of the fund's net investment income and realized capital gains.

Dividends and distributions are reinvested in additional fund shares. Alternatively, you may instruct your service organization to have them sent to you by check, credited to a separate account, or invested in another J.P. Morgan Advisor Fund.


9 | YOUR INVESTMENT

--------------------------------------------------------------------------------
TAX CONSIDERATIONS
In general, selling shares for cash, exchanging shares, and receiving distributions (whether reinvested or taken in cash) are all taxable events. These transactions typically create the following tax liabilities for taxable accounts:

--------------------------------------------------------------------------------
Transaction                                       Tax status
--------------------------------------------------------------------------------
Income dividends                                  Ordinary income
--------------------------------------------------------------------------------
Short-term capital gains                          Ordinary income
distributions
--------------------------------------------------------------------------------
Long-term capital gains                           Capital gains
distributions
--------------------------------------------------------------------------------
Sales or exchanges of shares                      Capital gains or losses
owned for more than one year
--------------------------------------------------------------------------------
Sales or exchanges of shares                      Gains are treated as ordinary
owned for one year or less                        income; losses are subject
                                                  to special rules
--------------------------------------------------------------------------------

Because long-term capital gains distributions are taxable as capital gains regardless of how long you have owned your shares, you may want to avoid making a substantial investment when a fund is about to declare a long-term capital gains distribution.

Every January, each fund issues tax information on its distributions for the previous year.

Any investor for whom a fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes.

The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities.

Because each investor's tax circumstances are unique, please consult your tax professional about your fund investment.


--------------------------------------------------------------------------------
Transfer Agent                               Shareholder Services Agent
State Street Bank and Trust Company          Morgan Christiana Center
P.O. Box 8411                                J.P. Morgan Funds Services - 2/OPS3
Boston, MA 02266-8411                        500 Stanton Christiana Road
Attention: J.P. Morgan Funds Services        Newark, DE 19713
                                             1-800-766-7722


                                             Representatives are available
                                             8:00 a.m. to 6:00 p.m. eastern
                                             time on fund business days.


                                                           YOUR INVESTMENT | 10

FUND DETAILS
--------------------------------------------------------------------------------

BUSINESS STRUCTURE
As noted earlier, each fund is a series of J.P. Morgan Institutional Funds, a Massachusetts business trust, and is a "feeder" fund that invests in a master portfolio. (Except where indicated, this prospectus uses the term "the fund" to mean the feeder fund and its master portfolio taken together.)

Each master portfolio accepts investments from other feeder funds, and all the feeders of a given master portfolio bear the master portfolio's expenses in proportion to their assets. However, each feeder can set its own transaction minimums, fund-specific expenses and other conditions. This means that one feeder could offer access to the same master portfolio on more attractive terms, or could experience better performance, than another feeder. Information about other feeders is available by calling 1-800-766-7722. Generally, when a master portfolio seeks a vote, its feeder fund will hold a shareholder meeting and cast its vote proportionately, as instructed by its shareholders. Fund shareholders are entitled to one full or fractional vote for each dollar or fraction of a dollar invested.

Each fund and its master portfolio expect to maintain consistent goals, but if they do not, the fund will withdraw from the master portfolio, receiving its assets either in cash or securities. Each fund's trustees would then consider whether the fund should hire its own investment adviser, invest in a different master portfolio, or take other action.

MANAGEMENT AND ADMINISTRATION

The funds described in this prospectus and their corresponding master portfolios are governed by the same trustees. The trustees are responsible for overseeing all business activities. The trustees are assisted by Pierpont Group, Inc., which they own and operate on a cost basis; costs are shared by all funds governed by these trustees. Funds Distributor, Inc., as co-administrator, along with J.P. Morgan, provides fund officers. J.P. Morgan, as co-administrator, oversees each fund's other service providers.

J.P. Morgan, subject to the expense reimbursements described earlier in this prospectus, receives the following fees for investment advisory and other services:

--------------------------------------------------------------------------------
Advisory services                            Percentage of the master
                                             portfolio's average net assets
--------------------------------------------------------------------------------
U.S. Equity                                  0.40%
U.S. Small Company                           0.60%
U.S. Small Company
Opportunities                                0.60%
--------------------------------------------------------------------------------
Administrative services                      Master portfolio's and fund's pro-
(fee shared with Funds                       rata portions of 0.09% of the
Distributor, Inc.)                           first $7 billion of average net
                                             assets in J.P. Morgan-advised
                                             portfolios, plus 0.04% of average
                                             net assets over $7 billion
--------------------------------------------------------------------------------
Shareholder services                         0.05% of the fund's average
                                             net assets
--------------------------------------------------------------------------------

Each fund has a service plan which allows it to pay service organizations up to 0.25% of the average net assets of the shares held in the name of the service organization.


Each fund has adopted a plan under Rule 12b-1 that allows the fund to pay distribution fees up to 0.25% of the fund's average net assets for the sale and distribution of its shares. Because these fees are paid out of the fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.


J.P. Morgan may pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.

11 | FUND DETAILS

--------------------------------------------------------------------------------
RISK AND REWARD ELEMENTS

This table discusses the main elements that make up each fund's overall risk and reward characteristics. It also outlines each fund's policies toward various investments, including those that are designed to help certain funds manage risk.

-----------------------------------------------------------------------------------------------------------------------------------
Potential risks                          Potential rewards                        Policies to balance risk and reward
-----------------------------------------------------------------------------------------------------------------------------------
Market conditions


o Each fund's share price and            o Stocks have generally outperformed     o Under normal circumstances the
funds plan to
  performance will fluctuate               more stable investments (such            remain fully invested, with at
least 65% in
  in response to stock market              as bonds and cash equivalents)           stocks; stock investments may
include U.S. and
  movements                                over the long term                       foreign common stocks,
convertible securities,
                                                                                    preferred stocks, trust or
partnership
o Adverse market conditions                                                         interests, warrants, rights, and
investment
  may from time to time cause                                                       company
securities
  a fund to take temporary
  defensive positions that are                                                    o The funds seek to limit risk
through
  inconsistent with its principal
diversification
  investment strategies and
may
  hinder a fund from achieving                                                    o During severe market downturns,
the funds have
  its investment objective                                                          the option of investing up to
100% of assets in
                                                                                    investment-grade short-term
securities
-----------------------------------------------------------------------------------------------------------------------------------
Management choices

o A fund could underperform its          o A fund could outperform                o J.P. Morgan focuses its active
management on
  benchmark due to its securities          its benchmark due to these               securities selection, the area
where it believes
  and asset allocation choices             same choices                             its commitment to research can
most enhance
                                                                                    returns
-----------------------------------------------------------------------------------------------------------------------------------
Foreign investments

o Currency exchange rate movements       o Favorable exchange rate movements      o Each fund anticipates that its
total foreign
  could reduce gains or create             could generate gains or reduce           investments will not exceed 20%
of assets
  losses
losses
                                                                                  o Each fund actively manages the
currency exposure
o A fund could lose money because        o Foreign investments, which represent     of its foreign investments
relative to its
  of foreign government actions,           a major portion of the world's           benchmark, and may hedge back
into the U.S.
  political instability, or lack           securities, offer attractive             dollar from time to time (see
also
  of adequate and accurate                 potential performance and
"Derivatives")
  information                              opportunities for
                                           diversification
-----------------------------------------------------------------------------------------------------------------------------------
When-issued and delayed
delivery securities

o When a fund buys securities before     o A fund can take advantage of           o Each fund uses segregated
accounts to offset
  issue or for delayed delivery, it        attractive transaction                   leverage
risk
  could be exposed to leverage             opportunities
  risk if it does not use segregated
  accounts
-----------------------------------------------------------------------------------------------------------------------------------
Short-term trading

o Increased trading would raise a        o A fund could realize gains             o The funds generally avoid
short-term trading,
  a fund's brokerage and related           in a short period of time                except to take advantage of
attractive or
  costs                                                                             unexpected opportunities or to
meet demands
                                                                                    generated by shareholder
activity. The turnover
o Increased short-term capital           o A fund could protect against             rate for the portfolio in which
each fund
  gains distributions would raise          losses if a stock is overvalued          invests for its most recent
fiscal year end is
  shareholders' income tax liability       and its value later falls                as follows: U.S. Equity (104%),
U.S. Small
                                                                                    Company (73%) and U.S. Small
Company
                                                                                    Opportunities
(49%)
-----------------------------------------------------------------------------------------------------------------------------------


                                                              FUND DETAILS | 12

-----------------------------------------------------------------------------------------------------------------------------------
Potential risks                           Potential rewards                       Policies to balance risk and
reward
-----------------------------------------------------------------------------------------------------------------------------------
Derivatives


o Derivatives such as futures, options,   o Hedges that correlate well with       o The funds use derivatives for
hedging and for
  swaps, and forward foreign currency       underlying positions can reduce or      risk management (i.e., to
establish or adjust
  contracts that are used for hedging       eliminate losses at low cost            exposure to particular
securities, markets or
  the portfolio or specific securities                                              currencies); risk management may
include
  may not fully offset the underlying     o A fund could make money and protect     management of a fund's exposure
relative to its
  positions1 and this could result in       against losses if management's          benchmark (the U.S. Small
Company Opportunities
  losses to the fund that would not have    analysis proves correct                 Fund - Advisor Series is
permitted to use
  otherwise occurred                                                                derivatives, however, it has no
current
                                          o Derivatives that involve leverage       intention to do
so)
o Derivatives used for risk management      could generate substantial gains
at
  may not have the intended effects and     low cost                              o The funds only establish hedges
that they expect
  may result in losses or missed                                                    will be highly correlated with
underlying
  opportunities
positions

o The counterparty to a derivatives                                               o While the funds may use
derivatives that
  contract could default                                                            incidentally involve leverage,
they do not use
                                                                                    them for the specific purpose of
leveraging
o Derivatives that involve leverage                                                 their
portfolios
  could magnify losses

o Certain types of derivatives involve
  costs to the funds which can reduce
  returns
-----------------------------------------------------------------------------------------------------------------------------------
Securities lending

o When a fund lends a security, there is  o A fund may enhance income through     o J.P. Morgan maintains a list of
approved
  a risk that the loaned securities may     the investment of the collateral
borrowers
  not be returned if the borrower           received from the
borrower
  defaults                                                                        o The fund receives collateral
equal to at least
                                                                                    100% of the current value of
securities loaned
o The collateral will be subject to
the
  risks of the securities in which it is                                          o The lending agents indemnify a
fund against
  invested                                                                          borrower
default

                                                                                  o J.P. Morgan's collateral
investment guidelines
                                                                                    limit the quality and duration
of collateral
                                                                                    investment to minimize
losses

                                                                                  o Upon recall, the borrower must
return the
                                                                                    securities loaned within the
normal settlement
                                                                                    period
-----------------------------------------------------------------------------------------------------------------------------------
Illiquid holdings

o A fund could have difficulty valuing    o These holdings may offer more         o No fund may invest more than 15%
of net assets
  these holdings precisely                  attractive yields or potential          in illiquid
holdings
                                            growth than comparable
widely
o A fund could be unable to sell these      traded securities                     o To maintain adequate liquidity
to meet
  holdings at the time or price it                                                  redemptions, each fund may hold
investment-grade
  desires                                                                           short-term securities (including
repurchase
                                                                                    agreements and reverse
repurchase agreements)
                                                                                    and, for temporary or
extraordinary purposes,
                                                                                    may borrow from banks up to 33
1/3% of the value
                                                                                    of its total
assets
-----------------------------------------------------------------------------------------------------------------------------------

(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a pre-determined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.



13 | FUND DETAILS

--------------------------------------------------------------------------------
FOR MORE INFORMATION
--------------------------------------------------------------------------------

For investors who want more information on these funds, the following documents are available free upon request:

Annual/Semi-annual Reports Contain financial statements, performance data, information on portfolio holdings, and a written analysis of market conditions and fund performance for a fund's most recently completed fiscal year or half-year.

Statement of Additional Information (SAI) Provides a fuller technical and legal description of a fund's policies, investment restrictions, and business structure. This prospectus incorporates each fund's SAI by reference.

Copies of the current versions of these documents, along with other information about the funds, may be obtained by contacting:


J.P. Morgan Institutional Funds
Morgan Christiana Center
J.P. Morgan Funds Services - 2/OPS3
500 Stanton Christiana Road
Newark, DE 19713


Telephone:  1-800-766-7722

Hearing impaired:  1-888-468-4015

Email:  JPM_Mutual_Funds@JPMorgan.com

Text-only versions of these documents and this prospectus are available, upon payment of a duplicating fee, from the Public Reference Room of the Securities and Exchange Commission in Washington, D.C. (1-202-942-8090) and may be viewed on-screen or downloaded from the SEC's Internet site at http://www.sec.gov. Each fund's investment company and 1933 Act registration numbers are:


J.P. Morgan U.S. Equity Fund - Advisor Series ................................  811-07342 and 033-54642
J.P. Morgan U.S. Small Company Fund - Advisor Series .........................  811-07342 and 033-54642
J.P. Morgan U.S. Small Company Opportunities Fund - Advisor Series ...........  811-07342 and 033-54642

J.P. MORGAN INSTITUTIONAL FUNDS AND THE MORGAN TRADITION
The J.P. Morgan Institutional Funds combine a heritage of integrity and financial leadership with comprehensive, sophisticated analysis and management techniques. Drawing on J.P. Morgan's extensive experience and depth as an investment manager, the J.P. Morgan Institutional Funds offer a broad array of distinctive opportunities for mutual fund investors.

JPMorgan
--------------------------------------------------------------------------------
J.P. Morgan Institutional Funds

Advisor                                          Distributor
J.P. Morgan Investment Management Inc.           Funds Distributor, Inc.
522 Fifth Avenue                                 60 State Street
New York, NY 10036                               Boston, MA 02109
1-800-766-7722                                   1-800-221-7930



                                                                          IMPR32